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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 13, 2012, with respect to the consolidated financial statements of Eagle Energy Company of Oklahoma, LLC, incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Midstates Petroleum Company, Inc. and Midstates Petroleum Company LLC for the registration of $700 million of Senior Notes due 2021.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

August 30, 2013

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS